Exhibit 5.1

                 Wilson Sonsini Goodrich & Rosati
                        650 Page Mill Road
                 Palo Alto, California 94304-1050
          Telephone 415-493-9300 Facsimile 415-493-6811




                                   September 23, 1996


LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, CA 95035

    Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the
Securities and Exchange Commission on or about September 26, 1996 (the
 "Registration
Statement"), in connection with the registration under the Securities Act of
 1933, as
amended, of 300,000 shares of LSI Logic Corporation Common Stock (the "Shares")
 to be
issued pursuant to the International Employee Stock Purchase Plan (the "Plan").
  As your
legal counsel, we have examined the proceedings taken and are familiar with the sale and
issuance of the Shares under the Plan.

    It is our opinion that, when issued and sold in the manner referred to in the Purchase
Plan, the shares will be legally and validly issued, fully-paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration
 Statement,
including any Prospectus constituting a part thereof, and any amendments thereto.


                                                 Very truly yours,

                                         WILSON, SONSINI, GOODRICH & ROSATI
                                           Professional Corporation

                                   /s/ Wilson Sonsini Goodrich & Rosati